CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     As the independent registered public accounting firm, we hereby consent to the use of our report dated September 14, 2005 for the Bread & Butter Fund Inc. (the "Fund") and to all references to our firm included in or made a part of this Pre-Effective Amendment No.3 under the Securities Act of 1933 and Pre-Effective Amendment No. 3 under the Investment Company Act 1940 to the Bread & Butter Fund, Inc.'s Registration Statement on Form N-1A (File Nos. 333-123976 and 811-21748), including the reference to our firm under the heading "Inde-pendent Public Accountants" in the Statement of Additional Information of the Fund.



Abington, Pennsylvania                           /s/ Sanville & Company
October 19, 2005